EXHIBIT 4
                                                                 FORM OF WARRANT

THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION OR (II) THERE IS AN OPINION OF COUNSEL OR OTHER EVIDENCE, IN EITHER CASE, SATISFACTORY TO THE CORPORATION, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.

WC-[__]

                        WARRANT TO PURCHASE COMMON STOCK
                                       of
                               WINWIN GAMING, INC.

                             Void after June 1, 2007

      Reference is made to that certain Settlement Agreement and Mutual Release, dated September __, 2003 (the "Settlement Agreement"). This Warrant is being issued pursuant to and in accordance with the Settlement Agreement and is subject to the terms and conditions thereof. Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in the Settlement Agreement.

      This certifies that, for value received, [INSERT NAME OF HOLDER] ("Holder") is entitled, subject to the terms set forth below, to purchase from WinWin Gaming, Inc., a Delaware corporation (the "Company"), [INSERT NUMBER OF SHARES UNDERLYING WARRANT] (________) shares of the Common Stock of the Company, par value $.01 per share (the "Common Stock"), as constituted on the date hereof, upon surrender hereof, at the principal office of the Company referred to below, with the Notice of Exercise form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

      1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date that the Cap Amount has been reached as described in the Settlement Agreement and ending at 5:00 p.m., Eastern Time, on June 1, 2007, and shall be void thereafter.

      2. Exercise Price. The Exercise Price at which this Warrant may be exercised shall be Twenty Five Cents ($0.25) per share of Common Stock, as adjusted from time to time pursuant to Section 11 hereof (the "Exercise Price").

      3. Exercise of Warrant.

      (a) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, but not for more than the number of shares which may then constitute the maximum number purchasable (such number being subject to adjustment as provided in Section 11 below), at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment (i) in cash or by check acceptable to the Company, (ii) by credit given for payments made by a GCH Representative pursuant to Section 1(c) of the Settlement Agreement up to the Cap Amount, or (iii) by a combination of (i) and (ii), of the purchase price of the shares of Common Stock to be purchased.

      (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares of Common Stock issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

      4. Fractional Shares or Scrip. Fractional shares or scrip representing fractional shares shall not be issued upon the exercise of this Warrant.

      5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

      6. Rights of Stockholders. This Warrant shall not entitle its Holder to any of the rights of a stockholder of the Company.

      7. Restrictions on Transfer. The Holder of this Warrant by acceptance hereof agrees that the transfer of this Warrant, the shares of Common Stock issuable upon the exercise of all or any portion of this Warrant (the "Securities") may not occur except in compliance with federal and state securities laws and that the Company may demand an opinion of counsel reasonably satisfactory to the Company indicating that any such transfer does not violate federal and state securities laws prior to permitting a transfer of this Warrant or the Securities. The Holder shall not Transfer this Warrant until the date that it first becomes exercisable in accordance with Section 1 hereof unless it first obtains the written consent of the Company.

      8. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its certificate of incorporation as amended (the "Certificate") to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

      9. Notices.

      (a) Whenever the Exercise Price or number of shares of Common Stock purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the


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

amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

      (b) In case:

            (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

            (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of 51% of the assets of the Company to another corporation, or

            (iii) of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or
(B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified.

      (c) All such notices, advices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing.

      10. Amendments.

      (a) Any term of this Warrant may be amended with the written consent of the Company and the Holder.

      (b) No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

      11. Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

      (a) Merger, Sales of Assets, etc. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 11. The foregoing provisions of this Section 11(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

      (b) Reclassification, etc. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this
Section 11.

      (c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, (i) the number of shares of Common Stock or other securities issuable upon the exercise of this Warrant shall be proportionately increased in the case of a split or subdivision or proportionately decreased in the case of a combination and (ii) the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

      (d) Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this
Section 11.

      (e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 11, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

      (f) No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

      12. Miscellaneous.

Governing Law; Arbitration. This Warrant shall be governed by and construed according to the laws of the State of Delaware without regard to its conflicts of law principles. In the event of any dispute or difference arising out of or relating to this Agreement (the "Dispute"), the parties hereto shall use their best efforts to settle such Dispute. To this end, the parties shall consult and negotiate with each other, in good faith and understanding of their mutual interests, to reach a just and equitable solution satisfactory to both parties. If they do not reach such a solution within a period of ten (10) days, either party may then by written notice to the other (the "Notice of Arbitration") submit the dispute to final and binding arbitration in the State of California in accordance with the Commercial Arbitration Rules of JAMS using expedited dispute resolution procedures ("JAMS"), as modified by any other instructions that the parties may agree upon at the time. The arbitration shall be conducted in Los Angeles, California. The parties hereto expressly consent and agree to arbitration hereunder. Within seven (7) days after receipt of the Notice of Arbitration, the Company and the Holder shall select an Arbitrator appearing on a list supplied by JAMS. If the parties cannot agree on an Arbitrator, the Arbitrator shall be selected by JAMS. If either party fails or refuses to appoint the Arbitrator within the specified time, the arbitrator appointed by JAMS shall be the sole arbitrator for purposes of resolving the Dispute. The arbitrator shall resolve the Dispute and render an award within one hundred eighty (180) days after receipt of the Notice of Arbitration. The arbitrator shall have the right to order injunctive relief, including the issuance of shares pursuant to an exercise of the warrants. Judgment upon the award may be entered, or application for judicial acceptance or confirmation of the award may be made, in any competent court having jurisdiction thereof. In the event of any Dispute, the parties shall continue to perform their respective obligations under this Agreement during the pendency of arbitration proceedings unless and until the arbitrator otherwise orders.

      (b) References. Unless the context otherwise requires, any reference to a "Section" refers to a section of this Warrant. Any reference to "this Section" refers to the whole number section in which such reference is contained.

      (c) Definitions. Capitalized terms used in this Warrant but not defined herein shall have the meanings set forth in the Settlement Agreement.

      IN WITNESS WHEREOF, WINWIN GAMING, INC. has caused this Warrant to be executed by its officers thereunto duly authorized as of September __, 2003.

                                            WINWIN GAMING, INC.


                                            By__________________________________
                                              Name:
                                              Title:


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

                               NOTICE OF EXERCISE

TO:   WINWIN GAMING, INC.

      (1) The undersigned hereby elects to purchase _____ shares of Common Stock of WINWIN GAMING, INC. pursuant to the provisions of Section 3(a) of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full or applies as a credit toward the exercise price amounts paid in settlement of Claims on behalf of the Company pursuant to Section 1(c) of the Settlement Agreement.

      (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

      (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                                            ____________________________________
                                            (Name)


                                            ____________________________________
                                            (Name)

      (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

                                            ____________________________________
                                            (Name)

___________________________________         ____________________________________
(Date)                                      (Signature)